Exhibit 10.17

FIRST AMENDMENT TO STOCK OPTION GRANT

THIS FIRST AMENDMENT TO STOCK OPTION Grant (the “Amendment”) is dated effective as of November 1, 2017 and is entered into by and among Assembly Biosciences, Inc., a Delaware corporation (“Company”) and Miguel S. Barbosa, Ph.D. ("Optionee"). Capitalized terms used in this Amendment that are not defined shall have the meaning assigned to such term in the that certain Stock Option Grant No. 2016-60 dated September 26, 2016 (the “Stock Option”). This Amendment is being entered into by the parties pursuant to that certain Transition and Resignation Agreement dated October 30, 2017 (the “Resignation Agreement”) and is Exhibit B to such Resignation Agreement.

RECITALS

WHEREAS, Optionee was awarded the Stock Option on September 26, 2016 in connection with joining the Company as its Chief Scientific Officer, Head of Microbiome and employee pursuant to that certain Employment Agreement dated September 14, 2016 and effective as of September 26, 2016 (the “Employment Agreement”).

WHEREAS, Optionee has voluntarily resigned as an officer and employee of Assembly effective October 31, 2017 (the “Resignation Date”).

WHEREAS, Company and Optionee desire that Optionee continue to provide strategic advisory services to the Company, without any interruption of services, pursuant to a Consulting Agreement dated October 31, 2017 and effective as of November 1, 2017 (the “Consulting Agreement”).

WHEREAS, in connection with execution and delivery of the Consulting Agreement, the Company and Optionee intend for there to be a continuation of service under the Stock Option and agree that terms of the Stock Option should be amended to reduce the number of unvested options in light of the change in services.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionee and Parent hereby agree as follows.

1. Amendments.

1.1. No. of Shares; Vesting. The aggregate number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) underlying the Stock Option shall be reduced from 190,000 shares of Common Stock to 62,500 shares of Common Stock, of which 47,500 shares of Common Stock vested as of September 26, 2017 as provided in the Stock Option, and the remaining 15,000 shares of Common Stock are unvested as of this date and shall vest in accordance with the original vesting schedule set forth in the Stock Option in equal increments of 5,000 shares of Common Stock on each of the second, third and fourth anniversary of the vesting commencement date set forth in the Stock Option assuming that Optionee is still providing Continuous Services to the Company as of such vesting commencement date.

1.2. Continuous Service. The Company and Optionee agree and acknowledge that so long as Optionee is providing services under the Consulting Agreement and the Consulting Agreement has not been terminated by either party, Optionee’s service to the Company shall be deemed Continuous Service. Upon the termination of all employment and/or consulting services to the Company (whether under the Consulting Agreement or otherwise), then as provided in the Stock Option, Optionee may exercise Optionee’s vested options for up to 90 days post termination of Continuous Service.

1.3. Termination of Acceleration of Vesting. Company and Optionee agree and acknowledge that the provisions of the Stock Option relating to acceleration of vesting and/or the extension of the period in which to exercise an option in connection with a termination of employment that were included in the Stock Option pursuant to Optionee’s Employment Agreement shall have no further effect. Accordingly, the second paragraph in the “Vesting Schedule” of the Stock Option is hereby deleted.

2. Miscellaneous.

2.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Any facsimile, PDF reproduction of original signatures or other electronic transmission (including pdf) of a signed counterpart shall be deemed to be an original counterpart and any signature appearing thereon shall be deemed to be an original signature.

2.2 Option Agreement; Governing Provisions. Except as otherwise modified by this Amendment, the Stock Option remains in full force and effect without modification or waiver. Except as otherwise provided herein, the terms of the Stock Option shall govern this Amendment.

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IN WITNESS WHEREOF, each of the parties has caused this First Amendment to Stock Option Grant to be duly executed on its behalf as of the day and year first above written.

ASSEMBLY BIOSCIENCES, INC.

By:	/s/ Derek A. Small
Name:	Derek A. Small
Its:	Chief Executive Officer and President

/s/ Miguel S. Barbosa, Ph.D.
Miguel S. Barbosa, Ph.D.

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